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                                                                   EXHIBIT 10.23

                  SHARE-TRANSFER ACKNOWLEDGMENT AND AGREEMENT

                Catalytica Energy Systems, Inc. (the "Company")

                          and JSB Asset, LLC ("JSB")

                                   Recitals

     WHEREAS, Enron Ventures Corp., a Delaware corporation ("EVC") purchased 1,339,286 shares (the "Shares") of Series B Preferred Stock of the Company, as set forth in a certain Series B Preferred Stock Purchase Agreement dated December 9, 1997 (the "Original Purchase Agreement") and a Stockholders' Agreement dated January 14, 1998 (the "Stockholders' Agreement").

     WHEREAS, EVC transferred the Shares to its affiliate, Ponderosa Assets, L.P. ("Ponderosa") on December 18, 1998, and Ponderosa immediately thereafter transferred the Shares to Sundance Assets, L.P. ("Sundance"), its affiliate and an affiliate of EVC.

     WHEREAS, pursuant to that certain Omnibus Agreement dated August 29, 2000 (the "Omnibus Agreement") by and among Catalytica, Inc., the Company, Sundance and Enron North America Corp. certain amendments were made to the Original Purchase Agreement (the Original Purchase Agreement, as so amended, being hereafter referred to as the "Purchase Agreement").

     WHEREAS, on December 6, 2000 Sundance transferred the Shares to Ponderosa and Ponderosa immediately thereafter transferred the Shares to EVC. On December 7, 2000 EVC transferred the Shares to JSB, its affiliate.
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     WHEREAS, pursuant to Section 2 of the Omnibus Agreement and the Amended and
Restated Certificate of Incorporation of the Company effective on or about December 14, 2000, the Shares were converted into 1,342,889 (including 3,603 shares issued as a result of an adjustment to the conversion ratio) shares of Company Common Stock on or about December 14, 2000, thereby resulting in the termination of the Stockholders' Agreement pursuant to Section 3.1 thereof.

     WHEREAS, pursuant to Section 12 of the Omnibus Agreement, the Company's right of first refusal under the Original Purchase Agreement was terminated.

     WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, the Company has certain rights of restrictions on transfer.

                                   Agreement

     In reliance on the information set forth in the above recitals regarding the affiliation of Sundance, Ponderosa, EVC and JSB, the Company hereby acknowledges and agrees that (1) the Stockholders' Agreement is terminated and
(2) the transfers of the Shares to Ponderosa as of December 6, 2000, to EVC as of December 6, 2000 and to JSB as of December 7, 2000, were permitted by Section 10.3(a)(ii) of the Purchase Agreement. JSB acknowledges and agrees that the Shares transferred to it are subject to all of the provisions of the Purchase Agreement. The parties agree that the legend referred to in Section 4.7(c) of the Stock Purchase Agreement is modified to delete references to the Stockholders' Agreement and to a right of first refusal in the Company so that the certificate issued to JSB shall contain the following legend:

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     "THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE
     STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND ENRON VENTURES CORP., AS AMENDED, A COPY OF WHICH IS AVAILABLE FROM THE SECRETARY OF THE COMPANY."

Further, the Company hereby acknowledges and agrees that, pursuant to the filing of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on or about December 14, 2000, the Shares have been converted into 1,342,889 shares of the Company's Common Stock and that no further action on the part of JSB or EVC is required to affect such conversion.

     IN WITNESS WHEREOF, the parties have executed this Share Transfer Acknowledgment and Agreement as of this 15 day of December, 2000.

                              Catalytica Energy Systems, Inc.

                              By:     /s/ Craig N. Kitchen
                                 ------------------------------------------

                              Name:   Craig N. Kitchen
                                   ----------------------------------------

                              Title:  President and Chief Executive Officer
                                    ---------------------------------------


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                              JSB Asset, LLC

                              By: ENRON VENTURES CORP., ITS CLASS A
                                  MEMBER

                              By:   /s/Ben F. Glisan, Jr.
                                 ------------------------------------------

                              Name: Ben F. Glisan, Jr.
                                   ----------------------------------------

                              Title:  Vice President, Finance and Treasurer
                                    ---------------------------------------




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